Exhibit 99.1

Contact:

Marika Diamond
734.737.5162

Hayes Lemmerz Reports Operating Profit
In Quarter After Emerging from Chapter 11

Results Significantly Improved From Year-Earlier

Northville, MI (September 15, 2003) — Hayes Lemmerz International, Inc. (OTC: HAYZ) announced today that it posted operating income of $51.6 million (including the impact of certain gains and expenses related to emergence from Chapter 11 reorganization) for the second quarter ended July 31, 2003.1 This is sharply improved from a year earlier loss of $12.6 million, which also includes certain expenses related to the Company’s Chapter 11 reorganization. Earnings from operations excluding these items was $20.4 million in the current quarter, compared with a year earlier loss of $7.2 million.2 Gross profit margin increased to 11.2% in the second quarter of 2003 from 7.6% in 2002.

For the three months ended July 31, 2003, Hayes Lemmerz, a leading global supplier to the automotive industry, reported sales of $502.8 million, compared with year-earlier sales of $504.0 million. Based on industry reports, North American light vehicle production fell 8% from the same period a year earlier.

“Our significantly improved operating results reflect the thought and effort we have put into reshaping Hayes Lemmerz so that it can compete profitably in today’s automotive industry marketplace,” said Curt Clawson, Chairman, President and CEO. “Our ability to improve operating income despite flat sales demonstrates the benefits of the many operational and management changes we have made in the last year.”

“We have a new management team in place with significant auto industry and ‘best practices’ management experience, final closure of an unprofitable plant in Bowling Green, Kentucky, and significant improvements at the Company’s Montague, Michigan facility. The Company also has more than 150 ‘Operational Excellence’ initiatives under way,” Mr. Clawson said. “These have resulted in reduced mold changeover times, improved uptime, reduced scrap, better flow through plants and work cells, and freed-up floor space, all of which contribute to improved profitability,” he noted.

“Hayes Lemmerz emerged from Chapter 11 with a strong balance sheet and ample liquidity to support its operations and future growth,” Mr. Clawson said. Through the Chapter 11 reorganization process, the Company significantly reduced its level of indebtedness. As of July 31, 2003, the Company had $782.3 million of net debt compared to $2.06 billion as of January 31, 2003. Additionally, the Company has no loans outstanding under its $100 million revolving credit facility and a cash balance of $140.6 million.

Hayes Lemmerz will host a telephone conference call to discuss the Company’s 2003 second quarter financial results on Tuesday, September 16, 2003, at 8:30 a.m. (ET). To participate by phone, please dial 10 minutes prior to the call: (800) 399.3882 from the United States and Canada; and (706) 634.4552 from outside the United States. Callers should ask to be connected to Hayes Lemmerz earnings conference call, Conference ID#2515025. The conference call will be accompanied by a slide presentation, which can be accessed that morning through the Company’s web site in the Investor Kit/presentations section at http://www.hayes-lemmerz.com/investor_kit/html/presentations.html

Hayes Lemmerz International, Inc. is a leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 43 plants, 3 joint venture facilities and 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

1For the purpose of comparing the results of the Successor (post-emergence) Company with those of the Predecessor (pre-emergence) Company, the Company collectively refers to the Predecessor one month ended May 31, 2003, and the Successor two months ended July 31, 2003 as the second quarter ended July 31, 2003.

2See attached reconciliation for this non-GAAP measure to a GAAP measure.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions of dollars, except share amounts)
(Unaudited)

	Successor	Predecessor

	Two Months	One Month	Three Months	Four Months	Six Months
	Ended	Ended	Ended	Ended	Ended
	July 31,	May 31,	July 31,	May 31,	July 31,
	2003	2003	2002	2003	2002

Net sales	$328.3	$174.5	$504.0	$689.8	$990.7
Cost of goods sold	298.9	147.8	465.7	611.3	907.3

Gross profit	29.4	26.7	38.3	78.5	83.4
Marketing, general and administration	20.7	6.0	23.0	33.5	50.6
Engineering and product development	4.2	1.7	5.5	8.1	10.5
Asset impairments and other restructuring charges	—	2.3	18.1	6.4	25.3
Other (income) expense, net	2.1	(1.3)	(1.1)	(1.9)	(3.7)
Reorganization items	—	31.9	5.4	45.0	27.9
Fresh start accounting adjustments	—	(63.1)	—	(63.1)	—

Earnings (loss) from operations	2.4	49.2	(12.6)	50.5	(27.2)
Interest expense, net	8.1	5.8	17.9	22.7	34.7

Earnings (loss) before subsidiary preferred stock dividends, taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(5.7)	43.4	(30.5)	27.8	(61.9)
Subsidiary preferred stock dividends	0.1	—	—	—	—

Earnings (loss) before taxes on income, minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(5.8)	43.4	(30.5)	27.8	(61.9)
Income tax provision (benefit)	2.6	54.4	(3.3)	60.3	(2.4)

Loss before minority interest, cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(8.4)	(11.0)	(27.2)	(32.5)	(59.5)
Minority interest	0.8	0.2	0.8	1.2	1.5

Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	(9.2)	(11.2)	(28.0)	(33.7)	(61.0)
Cumulative effect of change in accounting principle, net of tax of $0	—	—	—	—	(554.4)
Extraordinary gain on debt discharge, net of tax $0	—	1,076.7	—	1,076.7	—

Net income (loss)	$(9.2)	$1,065.5	$(28.0)	$1,043.0	$(615.4)

Basic net loss per share:
Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	$(0.31)
Cumulative effect of change in accounting principle, net of tax	—
Extraordinary gain on debt discharge, net of tax	—

Basic net loss per share	$(0.31)

Diluted net loss per share:
Loss before cumulative effect of change in accounting principle and extraordinary gain on debt discharge	$(0.31)
Cumulative effect of change in accounting principle, net of tax	—
Extraordinary gain on debt discharge, net of tax	—

Diluted net loss per share	$(0.31)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Millions of dollars,
except share amounts)

	Successor	Predecessor

	July 31,	January 31,
	2003	2003

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140.6	$66.1
Receivables	275.3	276.6
Inventories	186.6	176.6
Prepaid expenses and other	21.1	32.5

Total current assets	623.6	551.8
Property, plant and equipment, net	922.6	951.2
Goodwill	392.9	191.3
Intangible assets, net	228.4	102.6
Other assets	76.6	49.7

Total assets	$2,244.1	$1,846.6

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
DIP Facility	$—	$49.9
Bank borrowings and other notes	12.2	15.8
Current portion of long-term debt	14.6	40.1
Accounts payable and accrued liabilities	349.0	268.7

Total current liabilities	375.8	374.5
Long-term debt, net of current portion	755.5	61.9
Pension and other long-term liabilities	536.6	334.4
Series A Warrants and Series B Warrants	4.8	—
Redeemable preferred stock of subsidiary	10.1	—
Minority interest	13.4	16.4
Liabilities subject to compromise	—	2,133.8
Commitments and contingencies Stockholders’ equity (deficit):
Successor preferred stock, 1,000,000 shares authorized, none issued or outstanding at July 31, 2003	—	—
Predecessor preferred stock, 25,000,000 shares authorized, none issued or outstanding at January 31, 2003	—	—
Common stock, par value $0.01 per share:
Successor Voting - 100,000,000 shares authorized; 30,000,000 issued and outstanding at July 31, 2003	0.3	—
Predecessor Voting - 99,000,000 shares authorized; 27,708,419 shares issued; 25,806,969 shares outstanding at January 31, 2003	—	0.3
Predecessor Nonvoting - 5,000,000 shares authorized; 2,649,026 shares issued and outstanding at January 31, 2003	—	—
Additional paid in capital	544.1	235.1
Predecessor common stock in treasury at cost, 1,901,450 shares at January 31, 2003	—	(25.7)
Accumulated deficit	(9.2)	(1,176.9)
Accumulated other comprehensive income (loss)	12.7	(107.2)

Total stockholders’ equity (deficit)	547.9	(1,074.4)

Total liabilities and stockholders’ equity (deficit)	$2,244.1	$1,846.6

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Reconciliation of Earnings from Operations
Excluding Fresh Start and Reorganization Items
(Millions of dollars)

	Second	Second
	Quarter	Quarter
	2003	2002

Net income (loss)	$1,056.3	$(28.0)
Excluding:
Gain on discharge of debt	(1,076.7)	—
Interest, taxes and minority interest	72.0	15.4

Earnings (loss) from operations	$51.6	$(12.6)
Excluding:
Fresh start accounting adjustments	(63.1)	—
Reorganization items	31.9	5.4

Earnings (loss) from operations excluding fresh start accounting adjustments and reorganization items	$20.4	$(7.2)

Earnings (loss) from operations excluding fresh start and reorganization items is used as a non-GAAP measure of the Company’s primary profitability measure because it excludes fresh start accounting adjustments and reorganization items, which do not represent normal operating performance of the Company as these items relate only to the Company’s Chapter 11 filings and emergence.